SUPPLEMENTAL INDENTURE



                                  Dated June 1, 1995

                                    ______________


                              KENTUCKY UTILITIES COMPANY

                                          TO


                               BANK OF AMERICA ILLINOIS
                                AND ROBERT J. DONAHUE,
                                     AS TRUSTEES


                                    ______________



             (SUPPLEMENTAL TO THE INDENTURE OF MORTGAGE OR DEED OF TRUST
                 DATED MAY 1, 1947, AS AMENDED, HERETOFORE EXECUTED BY
             KENTUCKY UTILITIES COMPANY TO CONTINENTAL ILLINOIS NATIONAL
                          BANK AND TRUST COMPANY OF CHICAGO
                         AND EDMOND B. STOFFT, AS TRUSTEES.)



                                    _____________




                        (PROVIDING FOR FIRST MORTGAGE BONDS,
                             SERIES R, DUE JUNE 1, 2025)

               THIS SUPPLEMENTAL INDENTURE, dated June 1, 1995 made and entered into by and between KENTUCKY UTILITIES COMPANY, a corporation organized and existing under the laws of the Common-wealths of Kentucky and Virginia (hereinafter commonly referred to as the "Company"), and BANK OF AMERICA ILLINOIS, an Illinois banking corporation having its office or place of business in the City of Chicago, Cook County, State of Illinois, formerly named Continental Bank, National Association and Continental Illinois National Bank and Trust Company of Chicago (hereinafter commonly referred to as the "Trustee"), and ROBERT J. DONAHUE (successor Co-Trustee), of the City of Chicago, Cook County, State of Illinois, as Trustees under the Indenture of Mortgage or Deed of Trust dated May 1, 1947, as modified and amended by the several indentures supplemental thereto heretofore executed by and between the Company and the Trustees from time to time under said Indenture of Mortgage or Deed of Trust; said Indenture of Mortgage or Deed of Trust, as so modified and amended, being hereinafter commonly referred to as the "Indenture"; and said Trustees under the Indenture being hereinafter commonly referred to as the "Trustees" or the "Trustees under the Indenture";
          Witnesseth:

               WHEREAS, the Company, by resolution of its Board of Directors and the Pricing Committee thereof duly adopted, has determined to issue forthwith an additional series of its bonds to be secured by the Indenture, as hereby modified and amended, such bonds to be known and designated as First Mortgage Bonds, Series R (hereinafter sometimes referred to as the "bonds of Series R or the "bonds of said Series"), and to be authorized, authenticated and issued only as registered bonds without coupons; and

               WHEREAS, the Company desires, in accordance with the provi-sions of Article I, as hereby amended, Section 6(e) of Article II and Article XVI of the Indenture, to execute this supplemental indenture for the purpose of creating and authorizing the bonds of Series R and modifying or amending certain provisions of the Indenture in the particulars and to the extent hereinafter in this supplemental indenture specifically provided; and

               WHEREAS, the execution and delivery by the Company of this supplemental indenture have been duly authorized by the Board of Directors of the Company and the Pricing Committee thereof; and the Company has requested, and hereby requests, the Trustees to enter into and join with the Company in the execution and delivery of this supplemental indenture; and

               WHEREAS, the bonds of Series R are to be authorized, authenticated and issued only in the form of registered bonds without coupons, and each of such bonds and the certificate of the Trustee thereon shall be substantially in the following form, to wit:

                              (Form of bond of Series R)


          No. . . . . .                                     $. . . . . . .

                              Kentucky Utilities Company
                            First Mortgage Bond, Series R

             Original
               Issue           Dated           Maturity
               Date            Date              Date            CUSIP

            June 1, 1995                     June 1, 2025     491674AVG



                                                                Initial
                             Interest                          Optional
             Interest         Payment           Record        Redemption
               Rate            Dates            Dates            Date

              7.55%              June 1            May 15     June 1, 2005
                             December 1       November 15


          REGISTERED OWNER _______________________________________

          PRINCIPAL AMOUNT _______________________________________ DOLLARS


               Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the Registered Owner hereof, Cede & Co., has an interest herein.

               Kentucky Utilities Company, a Kentucky and Virginia corpora-tion (hereinafter referred to as the "Company"), for value
          received,  hereby  promises  to   pay  to  the  Registered  Owner
          specified above or registered assigns, the Principal Amount specified above on the Maturity Date specified above, and to pay to the Registered Owner interest on said sum from the Dated Date specified above, at the Interest Rate specified above, payable half-yearly on the Interest Payment Dates specified above, until said principal sum is paid. The interest so payable on any Interest Payment Dates will be paid, subject to certain exceptions provided in the Supplemental Indenture dated June 1, 1995, hereinafter referred to, to the Registered Owner at the close of business of the Trustee on the immediately preceding Record Date. Both the principal of and the interest on this bond shall be payable at the office or agency of the Company in the City of Chicago, State of Illinois, in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, or, at the option of the Registered Owner, in like coin or currency, at the office or agency of the Company in the Borough of Manhattan, City of New York, State of New York. At the option of the Company, interest on this bond shall be payable by check mailed on the Interest Payment Date to the Registered Owner hereof.

               EXCEPT UNDER THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, THIS GLOBAL BOND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY, ANOTHER NOMINEE OF THE DEPOSITARY, A SUCCESSOR OF THE DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR.

               This bond is one of the bonds of the Company issued and to be issued from time to time under and in accordance with and all secured by the indenture of mortgage or deed of trust dated May 1, 1947, executed and delivered by the Company to Bank of America Illinois (formerly named Continental Bank, National Association and Continental Illinois National Bank and Trust Company of Chicago) (hereinafter referred to as the "Trustee") and Edmond B. Stofft, as Trustees, and the various indentures supplemental thereto each executed and delivered by the Company to the Trustees (including Successor Co-Trustees) under said indenture of mortgage (said indenture of mortgage and said supplemental indentures being hereinafter referred to, collectively, as the "Indenture"). Reference to the Indenture and to all supplemental indentures, if any, hereafter executed pursuant to the Indenture is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security and the rights of the holders and Registered Owners of said bonds and of the Trustees and of the Company in respect of such security. By the terms of the Indenture the bonds to be secured thereby are issuable in series which may vary as to date, amount, date of maturity, rate of interest, redemption provisions, medium of payment and in other respects as in the Indenture provided. At the option of the Company and upon 30 days' notice by first-class mail and with the effect provided in Article V of the Indenture, bonds of Series R, of which this is one, may be redeemed on and after the Initial Optional Redemption Date specified above, as a whole at any time, or in part from time to time, at the redemption price, expressed as a percentage of the principal amount of the bonds hereinafter stated under "Redemption Price," in effect at the date fixed for redemption, together with accrued interest to such date on the bonds to be redeemed:

             If redeemed                     If redeemed
             during the                      during the
             12 months                       12 months
             beginning       Redemption      beginning       Redemption
             June 1            Price         June 1            Price

             2005            103.775%        2015            100.000%
             2006            103.398%        2016            100.000%
             2007            103.020%        2017            100.000%
             2008            102.643%        2018            100.000%
             2009            102.265%        2019            100.000%
             2010            101.888%        2020            100.000%
             2011            101.510%        2021            100.000%
             2012            101.133%        2022            100.000%
             2013            100.755%        2023            100.000%
             2014            100.378%        2024            100.000%


             In case of certain events of default specified in the Indenture, the principal of this bond may be declared or may become due and payable in the manner and with the effect provided in the Indenture. No recourse shall be had for the payment of the principal of or interest on this bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture or any indenture supplemental thereto, to or against any incorporator, stockholder, officer or director, past, present or future, of the Company, or of any predecessor or successor corporation, either directly or through the Company or such predecessor or successor corporation, under any constitution or statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability of incorporators, stockholders, directors and officers being waived and released by the Registered Owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Indenture. This bond is transferable by the Registered Owner hereof, in person or by attorney duly authorized, at the principal office or place of business of the Trustee under the Indenture, upon the surrender and cancellation of this bond and the payment of any stamp tax or other governmental charge, and upon any such transfer a new registered bond or bonds without coupons, of the same series and for the same aggregate principal amount, will be issued to the transferee in exchange herefor; provided, that the Company shall not be required (a) to issue, register, transfer or exchange any bonds of Series R during a period beginning at the opening of business on the tenth business day next preceding any selection of said bonds to be redeemed and ending at the close of business on the day on which the applicable notice of redemption is given,
          (b) to register, transfer or exchange any bonds of Series R selected, called or being called for redemption in whole or in part or (c) to transfer, exchange or register bonds of Series R during the 10 days next preceding an Interest Payment Date.

             This bond shall not be valid or become obligatory for any purpose unless and until it shall have been authenticated by the execution by the Trustee or its successor in trust under the Indenture of the Trustee's Certificate endorsed hereon.

             IN WITNESS WHEREOF, Kentucky Utilities Company has caused this bond to be executed in its name by the manual or facsimile signature of its President or one of its Vice Presidents, and its corporate seal or a facsimile thereof to be hereto affixed or imprinted hereon and attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries.


                                             KENTUCKY UTILITIES COMPANY


                                             By ___________________________
                                                      President
          ATTEST:

          _________________________
                Secretary

             This bond is one of the bonds of the series designated therein, described in the within mentioned Indenture.

                                     BANK OF AMERICA ILLINOIS
                                       as Trustee

                                     By _______________________________
                                          Authorized Officer

                          (End of form of bond of Series R)


               NOW, THEREFORE, in consideration of the premises and of the sum of One Dollar ($1.00) duly paid by the Trustee to the Company, and of other good and valuable considerations, the receipt whereof is hereby acknowledged, and for the purpose of further assuring to the Trustees under the Indenture their title to, or lien upon, the property hereinafter described, under and pursuant to the terms of the Indenture and for the purpose of further securing the due and punctual payment of the principal of and interest and the premium, if any, on all bonds which have been heretofore or shall be hereafter issued under the Indenture and indentures supplemental thereto and which shall be at any time outstanding thereunder and secured thereby, and for the purpose of securing the faithful performance and observance of all the covenants and conditions set forth in the Indenture and/or in any indenture supplemental thereto, the Company has given, granted, bargained, sold, transferred, assigned, pledged, mortgaged, warranted the title to and conveyed, and by these presents does give, grant, bargain, sell, transfer, assign, pledge, mortgage, warrant the title to and convey unto BANK OF AMERICA ILLINOIS and ROBERT J. DONAHUE, as Trustees under the Indenture as therein provided, and the successors in the trusts thereby created, and to their assigns, all the right, title and interest of the Company in and to any and all premises, plants, property, leases and leaseholds, franchises, permits, rights and powers, of every kind and description, real and personal (1) which have been acquired by the Company through construction, purchase, consolidation or merger, or otherwise, and which at the date hereof are owned by the Company, and (2) which shall be acquired by the Company, through construction, purchase, consolidation, merger, or otherwise, on or subsequent to the date hereof, together, in each case, with the rents, issues, products and profits therefrom, excepting, however, and there is hereby expressly reserved and excluded from the lien and effect of the Indenture and of this supplemental indenture, all right, title and interest of the Company, now owned, or hereinafter acquired, in and to (a) all cash, bonds, shares of stock, obligations and other securities not deposited with the Trustee or Trustees under the Indenture, and (b) all accounts and bills receivable, judgments (other than for the recovery of real property or establishing a lien or charge thereon or right therein) and chooses in action not specifically assigned to and pledged with the Trustee or Trustees under the Indenture, and (c) all lamps and supplies, machinery, appliances, goods, wares, merchandise, commodities, equipment, apparatus, materials and/or supplies acquired or held by the Company for sale, lease, rental or consumption in the ordinary course of business, and (d) the last day of each of the demised terms created by any lease of property leased to the Company and under each and every renewal of any such lease, the last day of each and every such demised term being hereby expressly reserved to and by the Company, and (e) all gas, oil, ore, copper and other minerals now or hereafter existing upon, within or under any real estate of the Company subject to, or hereby subjected to, the lien of the Indenture.

               Without in any way limiting or restricting the generality of the foregoing description or the foregoing exceptions and reservations, the Company hereby expressly gives, grants, bargains, sells, transfers, assigns, pledges, mortgages, warrants the title to and conveys unto said BANK OF AMERICA ILLINOIS and ROBERT J. DONAHUE, as Trustees under the Indenture, and unto their successor or successors in trust, and their assigns, under the trusts and for the purposes of the Indenture, as hereby amended, the properties described in Section 5 of Article III of this supplemental indenture (said description being incorporated herein by reference with the same force and effect as if set forth at length herein), and which properties have been acquired by the Company, through construction, purchase, consolidation or merger, or otherwise, and which are owned by the Company at the date of the execution hereof together with the tenements, hereditaments and appurtenances thereunto belonging or appertaining.

               TO HAVE AND TO HOLD all said property, rights and interests hereinabove described or referred to and conveyed, assigned, pledged or mortgaged, or intended to be conveyed, assigned, pledged or mortgaged, together with the rents, issues, products and profits therefrom unto said BANK OF AMERICA ILLINOIS and ROBERT J. DONAHUE, as Trustees under the Indenture, as hereby modified and amended, and unto their successor or successors in trust forever, BUT IN TRUST, NEVERTHELESS, upon the trusts, for the purposes and subject to all the terms, conditions, provisions and restrictions of the Indenture, as hereby modified and amended.

               And upon the considerations and for the purposes aforesaid, and in order to provide, pursuant to the terms of the Indenture, for the issuance under the Indenture, as hereby modified and amended, of bonds of Series R and to fix the terms, provisions and characteristics of the bonds of said Series, and to modify and amend the Indenture in the particulars and to the extent hereinafter in this supplemental indenture specifically provided, the Company hereby covenants and agrees with the Trustees as follows:

                                      ARTICLE I

               Section 1. A series of bonds issuable under the Indenture, as hereby modified and amended, and to be known and designated as "First Mortgage Bonds, Series R" (hereinafter in this Article sometimes referred to as the "bonds of Series R" or as the "bonds of said Series"), and which shall be executed, authenticated and issued only in the form of registered bonds without coupons, is hereby created and authorized. The bonds of said Series shall be substantially in the form thereof hereinbefore recited. If so directed by the Company, the bonds of Series R shall be issued as a single global security for each maturity thereof and registered in the name of The Depository Trust Company or its nominee or successor under a "book-entry-only" system pursuant to a letter of representation between the Company and the Trustee and said depository. Each bond of said Series shall be dated as of the Interest Payment Date thereof to which interest was paid next preceding the date of issue, unless (a) issued on an Interest Payment Date thereof to which interest was paid, in which event it shall be dated as of the date of issue, or (b) issued prior to the occurrence of the first Interest Payment Date thereof to which interest was paid, in which event it shall be dated the Original Issue Date; and the bonds of said Series shall be due and payable on the Maturity Date hereinabove specified in the form of bond, shall bear interest from the date thereof at the Interest Rate per annum specified in the form of bond, payable half-yearly on the Interest Payment Dates specified in the form of bond in each year to the Registered Owners as specified on the registry books of the Trustee on the close of business on the applicable Record Date as hereinafter provided; shall be payable both as to principal and interest, at the office or agency of the Company in the City of Chicago, State of Illinois, in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, or at the option of the Registered Owner, in like coin or currency, at the office or agency of the Company in the Borough of Manhattan, City of New York, State of New York; and, at the option of the Company, shall be payable as to interest by check mailed on the Interest Payment Date to the Registered Owner thereof. So long as any "book-entry-only" system is in effect, the bonds of said Series shall be paid as provided in the letter of representation referred to above.

               Anything contained in Section 14 of Article I of the Indenture (or elsewhere in the Indenture) to the contrary notwithstanding, only the person in whose name any of the bonds of Series R is registered (the "Registered Owner") at the close of business on any Record Date (as hereinafter defined) with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date notwithstanding the cancellation of such bonds upon any transfer or exchange subsequent to the Record Date and prior to such Interest Payment Date; provided, however, that if and to the extent the Company shall default in the payment of the interest due on such Interest Payment Date, such defaulted interest shall be paid to the persons in whose names outstanding bonds of said Series are registered on the record date to be established by the Trustees for payment of such defaulted interest.

               The term "Record Date" as used in this Article I with respect to any Interest Payment Date applicable to the bonds of said Series (other than an Interest Payment Date for the payment of defaulted interest) shall mean the applicable Record Date specified in the form of bond next preceding such Interest Payment Date, or, if such Record Date shall be a legal holiday or a day on which banking institutions in the City of Chicago, Illinois, or the Borough of Manhattan, City of New York, State of New York, are authorized by law to close, then the next preceding day which shall not be a legal holiday or a day on which such institutions are so authorized to close.

               At the option of the Company and upon the notice and in the manner and with the effect provided in Article V of the Indenture, except as to notice as hereinafter provided, bonds of Series R may be redeemed on and after the Initial Optional Redemption Date specified in the form of bond as a whole at any time, or in part from time to time, at the redemption price, expressed as a percentage of the principal amount of the bonds, stated in the form of bond in effect at the date fixed for redemption, together with accrued interest to such date on the bonds to be redeemed as set forth in the form of bond. Notice of redemption of any bonds of Series R shall be given as provided in
          Article V of the Indenture; provided, however, such notice need be given only by first-class mail and no publication of notice of redemption shall be required and, provided further, that failure to mail such notice to any Registered Owner or any imperfection or defect therein shall not affect the validity of any proceedings for redemption for redemption with respect to bonds of Series R for which notice was properly given.

               Section 2. The bonds of said Series shall, from time to time, be executed on behalf of the Company and sealed with the corporate seal of the Company, all in the manner provided in or permitted by Section 6 of Article I of the Indenture, as follows:

               (a) bonds of said Series executed on behalf of the Company by its President or a Vice President and by its Secretary or an Assistance Secretary may be so executed by the manual or facsimile signature of such President or Vice President and of such Secretary or Assistant Secretary, as the case may be, of the Company, or of any person or persons who shall have been such officer or officers, as the case may be, of the Company on or subsequent to the date of this supplemental indenture, notwithstanding that he or they may have ceased to be such officer or officers of the Company at the time of the actual execution, authentication, issuance or delivery of any of such bonds of said Series, and any such manual or facsimile signature or signatures of such officer or officers of the Company as above provided, on any such bonds shall constitute execution of such bonds on behalf of the Company by such officer or officers of the Company for the purposes of the Indenture, as hereby modified and amended, and shall be valid and effective for all purposes provided that all bonds of said Series shall always be executed on behalf of the Company by the manual or facsimile signature of its President or a Vice President and of its Secretary or an Assistant Secretary, as above provided, and provided, further, that none of such bonds shall be executed on behalf of the Company by the manual or facsimile signature of the same officer or person acting in more than one capacity; and

               (b) such corporate seal of the Company may be facsimile, and any bonds of said Series on which such facsimile seal of the Company shall be affixed, impressed, imprinted or reproduced shall be deemed to be sealed with the corporate seal of the Company for the purpose of the Indenture, as hereby modified and amended, and such facsimile seal shall be valid and effective for all purposes.

               The Company shall not be required (a) to issue, register, transfer or exchange any bonds of said Series during a period beginning at the opening of business on the tenth business day next preceding any selection of bonds of said Series to be redeemed and ending at the close of business on the day on which the applicable notice of redemption is given, (b) to register, transfer or exchange any bonds of said Series selected, called or being called for redemption in whole or in part or (c) to transfer, exchange or register bonds of said Series during the 10 days next preceding an Interest Payment Date.

                    Section 3. (a) Except as provided in subsections (c) and (g) below, the holder of all of the bonds of Series R shall be The Depository Trust Company ("DTC") and the bonds of said Series shall be registered in the name of Cede & Co., as nominee for DTC.

                    (b) The bonds of Series R shall be initially issued in the form of a separate single authenticated fully registered certificate in the name of Cede & Co. and in the principal amount of the bonds of Series R (a "Global Bond"). Upon initial issuance, the ownership of such bonds of said Series shall be registered in the bond register kept by the Trustee in the name of Cede & Co., as nominee of DTC. So long as the bonds of said Series are evidenced by a Global Bond, the Trustee and the Company may treat DTC (or its nominee) as the sole and exclusive holder of the bonds of Series R registered in its name for the purposes of payment of the principal of, premium, if any, and interest on the bonds of said Series or portion thereof to be redeemed, and of giving any notice permitted or required to be given to holders under the Indenture and neither the Trustee nor the Company shall be affected by any notice to the contrary. Neither the Trustee nor the Company shall have any responsibility or obligation to any of DTC's participants (each, a "Participant"), any person claiming a beneficial ownership in the bonds of Series R under or through DTC or any Participant (each, a "Beneficial Owner"), or any other person which is not shown on the bond register maintained by the Trustee as being a holder, with respect to the accuracy of any records maintained by DTC or any Participant, the payment of DTC or any Participant of any amount in respect of the principal of, premium, if any, or interest on the bonds of said Series; any notice which is permitted or required to be given to holders under the Indenture of bonds of Series R; the selection by DTC or any Participant of any person to receive payment in the event of a partial redemption of the Bonds of Series R; or any consent given or other action taken by DTC as bondholder. The Trustee shall pay all principal of, premium, if any, and interest on the bonds of Series R registered in the name of Cede & Co. only to or "upon the order of" DTC (as that term is used in the Uniform Commercial Code as adopted in Illinois and New York), and all such payments shall be valid and effective to fully satisfy and discharge the Company's obligations with respect to the principal of, premium, if any, and interest on such bonds of said Series to the extent of the sum or sums so paid. Except as otherwise provided in

          Section 3(c) and (g) below, no person other than DTC shall receive authenticated bond certificates evidencing the obligation of the Company to make payments of principal of, premium, if any, and interest on the bonds of said Series. Upon delivery by DTC to the Trustee of written notice to the effect that DTC has determined to substitute a new nominee in place of Cede & Co., and subject to the provision of the Indenture with respect to transfers of bonds, the word "Cede & Co." in this supplemental indenture shall refer to such new nominee of DTC.

                    (c)  Any Global Bond shall be exchangeable for bonds of
          Series R in certificated form registered in the names of Participants and/or Beneficial Owners if, but only if, (i) DTC notifies the Company that it is unwilling or unable to continue as Depository for bonds of said Series or at any time ceases to be a clearing agency registered as such under the Securities Exchange Act of 1934, as amended, (ii) the Company instructs the Trustee that such Global Bond shall be exchangeable or
          (iii) there shall have occurred and be continuing an event of default or an event that with notice or passage of time, or both, would constitute an event of default. In any such event, the Trustee shall issue, transfer and exchange bond certificates as requested by DTC in appropriate amounts pursuant to Article I of the Indenture and Section 1 of Article I of this supplemental indenture. The Company shall pay all costs in connection with the production, execution and delivery of such bond certificates. If bond certificates are issued, the provisions of the Indenture shall apply to, among other things, the transfer and exchange of such certificates and the method of payment and principal of, premium, if any, and interest on such certificates.

                    (d) Notwithstanding any other provision of this supplemental indenture to the contrary, so long as any bonds of Series R are evidenced by a Global Bond, registered in the name of Cede & Co., as nominee of DTC, all payments with respect to the principal of, premium, if any, and interest on the bonds of said Series and all notices with respect to the bonds of said Series shall be made and given, respectively, to DTC as provided in the representation letter relating to the bonds of said Series among DTC, the Trustee and the Company. The Trustee is hereby authorized and directed to comply with all terms of the representation letter.

                    (e) In connection with any notice or other communication to be provided pursuant to the Indenture for the bonds of Series R by the Company or the Trustee with respect to any consent or other action to be taken by the holders of the bonds of said Series, the Company or the Trustee, as the case may be, shall seek to establish a record date to the extent permitted by the Indenture for such consent or other action and give DTC notice of such record date not less than fifteen (15) calendar days in advance of such record date to the extent possible. Such notice to DTC shall be given only when DTC is the sole holder.

                    (f) NEITHER THE COMPANY NOR THE TRUSTEE WILL HAVE ANY RESPONSIBILITY OR OBLIGATIONS TO THE PARTICIPANTS OR THE BENEFICIAL OWNERS WITH RESPECT TO (i) THE ACCURACY OF ANY RECORDS MAINTAINED BY DTC OR ANY PARTICIPANT; (ii) THE PAYMENT BY DTC OR ANY PARTICIPANT OF ANY AMOUNT DUE TO ANY BENEFICIAL OWNER IN RESPECT OF THE PRINCIPAL OF, PREMIUM, IF ANY, OR INTEREST ON THE BONDS OF SERIES R; (iii) THE DELIVERY BY DTC OR ANY PARTICIPANT OF ANY NOTICE TO ANY BENEFICIAL OWNER WHICH IS REQUIRED OR
          PERMITTED UNDER THE TERMS OF THE INDENTURE TO BE GIVEN TO HOLDERS; (iv) THE SELECTION OF THE BENEFICIAL OWNERS TO RECEIVE PAYMENT IN THE EVENT OF ANY PARTIAL REDEMPTION OF THE BONDS OF SAID SERIES R; OR (v) ANY CONSENT GIVEN OR OTHER ACTION TAKEN BY DTC AS A HOLDER.

                    SO LONG AS CEDE & CO. IS THE REGISTERED HOLDER OF THE BONDS OF SERIES R AS NOMINEE OF DTC, REFERENCES HEREIN TO THE BONDS OF SAID SERIES OR REGISTERED HOLDERS OF THE BONDS OF SAID SERIES SHALL MEAN CEDE & CO. AND SHALL NOT MEAN THE BENEFICIAL OWNERS OF THE BONDS OF SAID SERIES NOR DTC PARTICIPANTS.

                    (g) No Global Bond may be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor.

                    (h) Upon the termination of the services of DTC with respect to the bonds of Series R pursuant to subsection (c) of this Section 3 after which no substitute book-entry depository is appointed, the bonds of said Series shall be registered in whatever name or names holders transferring or exchanging bonds of said Series shall designate in accordance with the provisions of the Indenture.

                                      ARTICLE II

               Section 1.   Section  10  of Article  III and  Section 1  of
          Article VII of the Indenture are each hereby amended to provide that the Company covenants and agrees to observe and comply with the provisions of said sections as so amended hereby so long as the bonds of Series R are outstanding. The bonds outstanding on the date hereof to which said Section 10 applies are Series K, Nos. 7, 8, Series P, Nos. 1B, 2B, 3B and 4B, Series Q, Nos. 9 and
          10.     The bonds outstanding  on the  date hereof  to which said
          Section 1 applies are Series K, P and Q.

                                     ARTICLE III

               Section 1. The provisions of this supplemental indenture shall be effective from and after the execution hereof; and the

          Indenture, as hereby modified and amended, shall remain in full force and effect.

               Section 2. Each holder or registered owner of a bond of any series not now outstanding which shall be authenticated by the Trustee and issued by the Company under the Indenture (as hereby amended) subsequent to the execution of this supplemental indenture and of any coupon pertaining to any such bond, by the acquisition, holding or ownership of such bond and coupon, thereby consents and agrees to, and shall be bound by, the provisions of this supplemental indenture.

               Section 3. Each reference in the Indenture, or in this supplemental indenture, to any article, section, term or provision of the Indenture shall mean and be deemed to refer to such article, section, term or provision of the Indenture, as hereby modified and amended, except where the context otherwise indicates.

               Section 4. All the covenants, provisions, stipulations and agreements in this supplemental indenture contained are and shall be for the sole and exclusive benefit of the parties hereto, their successors and assigns, and of the holders and registered owners from time to time of the bonds and of the coupons issued and outstanding from time to time under and secured by the Indenture, as hereby modified and amended.

               This supplemental indenture has been executed in a number of identical counterparts, each of which so executed shall be deemed to be an original.

               At the time of the execution of this supplemental indenture, the aggregate principal amount of all indebtedness outstanding, or to be presently outstanding, under and secured by the Indenture, as hereby modified and amended, is $536,130,000, consisting of and represented by First Mortgage Bonds of the Company of the following series:

                    Interest       Maturity                  Principal
          Series      Rate           Date                      Amount

           K         7 3/8         December 1, 2002         $35,500,000
           No. 7     7 3/8         May 1, 2010                4,000,000
                     7.60          May 1, 2020                8,900,000
           No. 8     7.45          September 15, 2016        96,000,000
           P         7.92          May 15, 2007              53,000,000
                     8.55          May 15, 2027              33,000,000
           No. 1B    6 1/4         February 1, 2018          20,930,000
           No. 2B    6 1/4         February 1, 2018           2,400,000
           No. 3B    6 1/4         February 1, 2018           7,200,000
           No. 4B    6 1/4         February 1, 2018           7,400,000
           Q         5.95          June 15, 2000             61,500,000

                     6.32          June 15, 2003             62,000,000
           No. 9     5 3/4         December 1, 2023          50,000,000
           No. 10    Variable      November 1, 2024          44,300,000(a)
           R         (b)           June 1, 2025              50,000,000(c)

          _________

          (a)  An additional $9,700,000 remains authorized to be issued.

          (b)  At the Interest Rate specified in the form of bond.

          (c) To be presently issued by the Company under the Indenture, as hereby modified and amended.

               All of said bonds of Series K, Series P and Series Q, respectively, were sold by the Company to, and upon the issue thereof were owned and held by, the corporations and partnerships whose names and residences are stated in the Supplemental Indentures dated December 1, 1972, May 15, 1992 and June 15, 1993, respectively, executed by the Company to the Trustees under said Indenture as heretofore modified and amended.

               All of said bonds of Series No. 7 and Series No. 8 were heretofore issued, and upon the issuance thereof were held by, First Security National Bank and Trust Company, One First Security Plaza, Lexington, Fayette County, Kentucky 40507, as trustee (now succeeded by Bank One, Lexington, N.A.).

               All of said bonds of Series No. 1B through 4B inclusive, Series No. 9 and Series No. 10 were heretofore issued and delivered by the Company to, and upon the issuance thereof were held by, Bank One, Lexington, N.A., 201 East Main Street, Lexington, Fayette County, Kentucky 40507, as trustee.

               The Fifty Million Dollars ($50,000,000) in principal amount of bonds of Series R proposed to be presently issued by the Company under the Indenture, as hereby modified and amended, are to be issued and delivered by the Company to, and upon the issuance thereof will be owned by, Goldman, Sachs & Co., 85 Broad Street, New York, New York and J.J.B. Hilliard, W.L. Lyons, Inc., 501 South Fourth Avenue, Louisville, Kentucky.

               Section 5. The Company hereby gives, grants, bargains, sells, transfers, assigns, pledges, mortgages, warrants the title to and conveys unto the Trustee under the Indenture, upon the trusts and for the purposes of the Indenture, as hereby modified, the following described properties:

               FIRST. The following described real estate of the Company situated in Carroll County, Kentucky:

               Beginning at a point in the north easterly right of way line of Black Rock Road, said point being at the most southerly corner of a tract as conveyed to Elizabeth O'Neal by the will of T. W. O'Neal, appearing of record in Will Book 9 Page 52 in the aforementioned County Clerks Office, and said point having coordinate values of South 2640.318'; West 5344.034' as related to the Control System for Kentucky Utilities Ghent Generating Station, thence with the north easterly right of way line of Black Rock Road the following courses and distances South 81 deg 04 min 36 sec East 78.07 feet to a point; thence South 56 deg 41 min 30 sec East
               53.66 feet to a point; thence South 46 deg 43 min 48 sec East 614.20 feet to a point; thence South 38 deg 52 min 05 sec East 188.78 feet to a point; thence South 46 deg 43 min 16 sec East 301.55 feet to a point; thence South 57 deg 16 min 16 sec East 138.38 feet to a point; thence South 37 deg 31 min 02 sec East 453.26 feet to a point; thence South 36 deg 20 min 00 sec East 338.52 feet to a point; thence South 48 deg 01 min 45 sec East 109.96 feet to an iron pin set on the road side of a wooden corner fence post, said pin being at the most westerly corner of a tract as conveyed to Russell and Mary Dees by deed dated 11 March, 1986 and of record in Deed Book 101 Page 128 in the aforementioned County Clerk's Office; thence leaving the right of way line of Black Rock Road and with a fence line, the northwest line of Dees North 40 deg 43 min 40 sec East 763.78 feet to a wooden fence post; thence with a fence line, the north line of Dees and the north line of two tracts, one conveyed to Bernard B. Owen by deed dated 15 September, 1989 and of record in Deed Book 107 Page 467 and one to Jack and Geraldine Schirmer by deed dated 12 April, 1988 and of record in Deed Book 104 Page 731 in the aforementioned County Clerk's Office North 76 deg 15 min 18 sec East 1134.68 feet to a wooden fence post, thence North 77 deg 06 min 35 sec East 1206.32 feet to a wooden fence post; thence North 76 deg 31 min 26 sec East 1224.60 feet to a wooden fence post in the westerly line of a tract as conveyed to Jacob Seiler by deed dated 3 September, 1943 and of record in Deed Book 45 Page 601 in the aforementioned County Clerk's Office, said post being South 50 deg 30 min 00 sec E
               3.2 feet from the center of a 40 inch Oak tree; thence with a fence line, the westerly line of Seiler North 33 deg 33 min 04 sec West 508.33 feet to a wooden fence post; thence North 30 deg 22 min 55 sec West 646.80 feet to a wooden fence post; thence North 12 deg 16 min 28 sec West 370.02 feet to a point in the center of Smith's Branch and the westerly line of a tract as conveyed to Louis and Arlene Ward by deed dated 15 March, 1967 and of record in Deed Book 65 page 569 in the aforementioned County Clerk's Office; thence with the meanders of Smith's Branch and the westerly line of Ward North 5 deg 48 min 03 sec West 86.97 feet to a point; thence North 38 deg 42 min 42 sec West 124.35 feet to a point; thence North 41 deg 34 min 34 sec West 391.74 feet to a point; thence North 56 deg 45 min 13 sec West 107.09 feet to a point; thence North 12 deg 56 min 37 sec West
               122.13 feet to a point; thence North 33 deg 12 min 10 sec West 230.73 feet to a point; thence North 37 deg 08 min 46 sec West 258.67 feet to a point, thence North 20 deg 59 min 47 sec West 160.46 feet to a point; thence North 42 deg 27 min 31 sec West 125.66 feet to a point; thence North 68 deg 28 min 32 sec West 213.34 feet to a point; thence North 31 deg 41 min 37 sec West 45.76 feet to a point at the southeast corner of a tract conveyed to Froman Brothers by deed dated 2 January, 1976 and of record in Deed Book 82 Page 69 and also deed dated 20 November, 1981 and of record in Deed Book 93 Page 496 in the aforementioned County Clerk's Office; thence leaving the center of Smith's Branch and the westerly line of Ward and with a fence, the south line of Froman Brothers South 77 deg 10 min 11 sec West
               458.70 feet to a wooden corner fence post at the southwest corner of Froman Brothers; thence with a fence, the westerly line of Froman Brothers North 23 deg 51 min 25 sec West
               542.98 feet to a 8" tree; thence North 22 deg 48 min 16 sec West 877.17 feet to a wooden fence post; thence North 24 deg 27 min 24 sec West 1296.65 feet to a wooden fence post; thence north 24 deg 32 min 52 sec West 1104.04 feet to an iron pin at the southeast corner of the Kentucky Utilities Company tract; thence leaving the line of Froman Brothers with a fence line, the south line of Kentucky Utilities
               Company South 67 deg 47 min 06 sec West 1106.76 feet to a point at the northeast corner of tract #1 as conveyed to Melvin and Irene Snow by deed dated 24 December, 1946 of record in deed Book 48 Page 301 and also by deed dated 23 January 1961 of record in Deed Book 58 Page 549 in the aforementioned County Clerk's Office; thence leaving the line of Kentucky Utilities Company and with a fence, the east line of tract #1 of Snow South 21 deg 11 min 52 sec East 2024.50 feet to a fence post at the southeast corner of Snow; thence with a fence and the south line of Snow South 65 deg 17 min 23 sec West 435.58 feet to a fence post; thence South 80 deg 45 min 36 sec West 387.01 feet to a fence post; thence South 66 deg 47 min 38 sec West 122.32 feet to a fence post; thence North 71 deg 37 min 54 sec West
               68.18 feet to a fence post; thence South 79 deg 15 min 54 sec West 111.53 feet to a fence post; thence South 70 deg 40 min 21 sec West 704.83 feet to a wooden fence post; thence North 24 deg 19 min 03 sec West 441.59 feet to a corner fence post at the southeast corner of Tract No. 2 of the aforementioned Snow tract; thence continuing with the south line of Snow and a fence South 79 deg 46 min 29 sec West
               760.53 feet to a fence post; thence South 81 deg 24 min 34 sec West 263.05 feet to a corner fence post; thence South 18 deg 57 min 54 sec West 233.77 feet to a point; thence South 65 deg 27 min 56 sec West 610.52 feet to a fence post;

               thence South 63 deg 23 min 46 sec West 570.34 feet to a point at the southwest corner of tract No. 2 of Snow, said point being in the easterly line of a tract as conveyed to Harold Swango and recorded in Deed Book 98 Page 25 in the aforementioned County Clerks Office; thence leaving the line of Snow and with a severance line thru the Diuguid tract South 67 deg 11 min 00 sec East 3078.36 feet to a point;
               thence North 68 deg 40 min 13 sec East 318.25 feet to a point; thence South 15 deg 57 min 51 sec East 338.52 feet to a fence post; thence North 81 deg 27 min 22 sec East 68.48 feet to a fence post; thence South 21 deg 03 min 22 sec East
               334.72 feet to a point; thence South 13 deg 28 min 10 sec East 189.77 feet to a point in the center of a gravel road; thence with the center of a gravel road South 67 deg 54 min 26 sec West 139.30 feet to a point; thence South 46 deg 08 min 42 sec West 147.10 feet to a point; thence South 41 deg 11 min 52 sec West 228.45 feet to a point; thence South 47 deg 48 min 22 sec West 151.01 feet to a point; thence South 54 deg 00 min 43 sec West 354.28 feet to a point; thence South 37 deg 40 min 18 sec West 115.67 feet to the point of beginning and containing 539.310 acres, and being the description set forth in that Property Line Map of Fuller, Mossbarger, Scott and May, dated April 2, 1992, and being the property acquired by the Company by deed dated December 13, 1994 and recorded in Deed Book 122, Page 516, Carroll County Court Clerk's office.

               SECOND. The following described real estate of the Company situated in Fayette County, Kentucky:

                                 Tract 1 (Fee Simple)

               Being all of Tract 1, containing 6.13 acres, as shown on the Final Record Plat of the Madden property of record in Plat Cabinet J, Slide 551, in the Fayette County Court Clerk's Office.

                                  Tract 2 (Easement)

               Beginning at an iron pin in the west right of way of Man O' War Boulevard, said pin also being the northeast corner of Tract 1; thence with the line of Tract 1 north 81 degrees 56 minutes 26 seconds west, 2257.03 feet to a P. K. nail in the centerline of Liberty Road; thence with said centerline north 36 degrees 22 minutes 18 seconds west, 35.01 feet to a point; thence leaving Liberty Road and continuing 25 feet north of and parallel with the north line of Tract 1, south 81 degrees 56 minutes 26 seconds east, 2279.66 feet to a point in the west right of way of Man O' War Boulevard; thence with said right of way, south 03 degrees 44 minutes 31 seconds west, 25.07 feet to the point of beginning and containing 1.30 acres, this being a description prepared by

               Wesley B. Witt, L.S. Number 2187 on August 5, 1994, and is the 25' KU Easement shown on that Final Record Plat of the Madden property in Plat Cabinet J, Slide 551, in the Fayette County Court Clerk's office, and being the property acquired by the Company by deed dated December 28, 1994 and recorded in Deed Book 1767, Page 179, Fayette County Court Clerk's office.

               THIRD. The following described real estate of the Company situated in Gallatin County, Kentucky:

               Beginning in the North right-of-way of U. S. No. 42 and property line of Dollar General (d.b. 64, pg. 340) and being original property line of Tract 6-1-D; thence leaving the North side of 40 foot right-of-way of U. S. No. 42 and along the original property line of Tract 6-1-D and Dollar General, North twenty degrees twelve minutes fifty one seconds West (N 20 deg 12'51" W) a distance of two hundred seventy eight and 19/100 (278.19) feet to an Iron Pin and original property corner of Dollar General and the South side of 40 foot right-of-way of Roberta Drive and Being the True Point of Beginning of Tract 6-1-D-1 to be conveyed by American Racing Equipment, Inc. to Kentucky Utilities; thence leaving the property corner of Dollar General and along line of Tract 6-1-D-1 also crossing the end of Roberta Drive being the true end of said Roberta Drive as recorded on plat of High School Court, north twenty degrees twelve minutes fifty one seconds West (N 20 deg 12'51" W) a distance of forty-one and 60/100 (41.60') feet to an Iron Pin by a Railroad tie post and being the North end of 40 foot right-of-way of Roberta Drive and property corner of Floyd Seaver Lot No. 29 (deed book no. 36, pg. 530); thence leaving the North side of 40 foot right of way of Roberta Drive and along property line of Seavers North twenty degrees twelve minutes fifty one seconds West (N 20 deg 12'51"
               W) a distance of one hundred thirty three and 19/100 (133.19) feet to an Iron Pin set and being the Southwest corner of Sewer easement to the City of Warsaw; thence leaving the original property line of Tract 6-1-D and Seavers and along new division line of Tract 6-1-D, North fifty nine degrees twenty minutes thirty eight seconds East
               (N 59 deg 20'38" E) a distance of seventy two and 16/100 (72.16) feet to an Iron Pin set; thence with another new division line of Tract 6-1-D South eighty four degrees twenty minutes zero seconds East (S 84 deg 20'00" E) a distance of one hundred ninety six and 40/100 (196.40) feet to an Iron Pin set; thence with another new division line of Tract 6-1-D, South five degrees forty minutes zero seconds West (S 05 deg 40'00" W) a distance of two hundred (200.00) feet to an Iron Pin set; thence with another new division line of Tract 6-1-D North eighty four degrees twenty minutes zero seconds West (N
               84 deg 20'00" W)  a distance  of one  hundred seventy eight and

               24/100 (178.24) feet to an Iron Pin and South side of 40 foot right-of-way of Roberta Drive and the true point of beginning; and containing one and 24/10,000 (1.0024) acres, or forty three thousand six hundred sixty six and 57/100 (43666.56757) square feet, being subject to legal right-of-ways and legal easements on record and/or in existence.

               Subject to all covenants, restrictions, easements and rights-of-ways of record, and being the property acquired by the Company by deed dated April 20, 1995 and recorded in Deed Book 68, Page 22, Gallatin County Court Clerk's office.

               FOURTH. The following described real estate of the Company situated in Hardin County, Kentucky:

               Being Lot 28 of Section 7 of the Hughes Center for Commerce, as recorded in Plat Cabinet 1, Sheet 1516, of record in the Office of the Hardin County Court Clerk, and being the property acquired by the Company by deed dated December 5, 1994 and recorded in Deed Book 803, page 8, Hardin County Court Clerk's office.

               FIFTH. The following described real estate of the Company situated in Hopkins County, Kentucky:

                                       TRACT 1

               Beginning  at  a point  located South  72  deg 34'  13" East
               281.23 feet and North 17 deg 25' 47" East 50.00 feet from the intersection of the North right-of-way of the Connector Road and the East right-of-way of U. S. Highway 41A, thence with a new division line North 17 deg 25' 47" East 546.50 feet; thence South 72 deg 07' 23" East 799.93 feet; thence South 17 deg 25' 47" West 546.50 feet to a point located 50 feet North on the North right-of-way of the Connector Road, thence with a curve to the left, located 50 feet North of and parallel with the North right-of-way of the Connector Road, having a radius of 5879.58 feet, an arc of 270.99 feet; and a chord of North 71 deg 15' 00" West 270.97 feet; thence North 72 deg 34' 13" West 529.01 feet to the beginning, containing 10.00 acres as per survey by Associated Engineers, Inc. dated June 7, 1994, and being the property acquired by the Company by deed dated October 4, 1994 and recorded in Deed Book 532, page 607, Hopkins County Court Clerk's office.

               SIXTH. The following described real estate of the Company situated in Lyon County, Kentucky:

               Lot Nos. Eighteen (18), Nineteen (19) and Twenty (20) in the Sarah's Lane Subdivision, and being as shown by plat of record in Plat Cabinet 1, slide 88, (formerly Plat Book 4, page 23) Lyon County Court Clerk's Office, and being the same property acquired by the Company by deed dated October 17, 1994 and recorded in Deed Book 108, page 628, Lyon County Court Clerk's office.

               SEVENTH. The following described real estate of the Company situated in Scott County, Kentucky:

               Being all of Tract #1 containing 9.72 acres as shown by the Minor Subdivision Plat of Ed Sams of records in Plat Slot 1386 in the Scott County Clerk's Office, and being the same property acquired by the Company by deed dated October 14, 1994, and recorded in Deed Book 208, Page 357, Scott County Court Clerk's office.

               EIGHTH. The following described real estate of the Company situated in Union County, Kentucky:

               Beginning on the North corner of the lot and in line of Court Street; thence with Court Street 50 feet in southwest direction to corner of D. C. Donan lot; thence with a line of his said lot southeast direction 98 feet to a stake; thence northeast direction 50 feet and along the line of the lot formerly owned by T. R. Cartwright where blacksmith shop stood, to a stake in northeast line of said lot; thence with a line of same running northwest 98 feet to the place of beginning. And also a right of passway over a strip of ground 3 1/2 feet wide and the right to lay water mains and sewer and across the southwest side of the lot formerly owned by T. R. Cartwright and said strip of land running along the line of the D. C. Donan apartment house lot and running from the lot herein conveyed to the line of Morgan Street.

               And there is excepted from this conveyance approximately two
               (2) feet fronting on Court Street and extending back the length of the lot conveyed and which is included in the driveway between the lot herein conveyed and the D. C. Donan apartment house lot, and the second parties herein are given the right of passway over said two (2) feet of ground and also a strip approximately five (5) feet fronting on Court Street on the said apartment house lot and extending back the full length of said lot and which said seven (7) feet is now used for a passway for both of said properties, and being the property acquired by the Company by deed dated December 14, 1994, and recorded in Deed Book 278, Page 761, Union County Court Clerk's office.

               IN WITNESS WHEREOF, said Kentucky Utilities Company has caused this instrument to be executed in its corporate name by its President or a Vice President and its corporate seal to be hereunto affixed and to be attested and countersigned by its Secretary or an Assistant Secretary, and said Bank of America Illinois, for the purpose of entering into and joining with the Company in the execution of this supplemental indenture, has caused this instrument to be executed in its corporate name by one of its Vice Presidents and its corporate seal to be hereunto affixed and to be attested by one of its Vice Presidents, Assistant Vice Presidents or Trust Officers, and said Robert J. Donahue, for the purpose of entering into and joining with the Company in the execution of this supplemental indenture, has signed and sealed this instrument; all as of the day and year first above written.


                                        KENTUCKY UTILITIES COMPANY


                                        By     /s/O. M. Goodlett
                                                  O. M. Goodlett
                                                      Senior Vice President

            Attest:  /s/George S. Brooks II
                        George S. Brooks II
                        General Counsel
                     and Secretary                            (Corporate Seal)



                                                BANK OF AMERICA ILLINOIS



                                                By       /s/David S. Vick
                                                            David S. Vick
                                                             Vice President


            Attest:  /s/Michele Gallo
                        Michele Gallo
                   Assistant Vice President                 (Corporate Seal)



                                             /s/ROBERT J. DONAHUE
                                                ROBERT J. DONAHUE
                                                                         (Seal)

            Commonwealth of Kentucky      )
                                          ) ss:
            County of Fayette             )

                  I, Rella M. Evans, a Notary Public in and for said County in
          the  Commonwealth  aforesaid,  do   hereby  certify  that   O. M.
          Goodlett, Senior Vice President of Kentucky Utilities Company, a Kentucky and Virginia corporation, and George S. Brooks II, General Counsel and Secretary of said corporation, who are both personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such officers of said corporation, and who are both personally known to me to be such officers, appeared before me this day in person and severally acknowledged before me that they signed, sealed and delivered said instrument as their free and voluntary act as such officers, and as the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth; and said O. M. Goodlett, upon oath, acknowledged himself to be Senior Vice President of said corporation and that, as such officer, being authorized so to do, he executed said instrument for the purposes therein contained, by signing the name of said corporation thereto by himself as such officer.

               Given under my hand and official seal this 14th day of June, 1995.


                                          /s/Rella M. Evans
                                             Rella M. Evans
                                            Notary Public
          (Notarial Seal)
                                   My  commission  expires:   November  20,
          1995

            State of Illinois       )
                                    ) ss:
            County of Cook          )

               I, Debra Swire,  a Notary  Public in and  for said
          County in the State aforesaid, do hereby certify that:

               (a) David S. Vick, a Vice President of Bank of America Illinois, an Illinois banking corporation, and Michele Gallo, an Assistant Vice President of said bank, who are both personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such Vice President and Assistant Vice President, respectively, of said bank, and who are both personally known to me to be such officers, appeared before me this day in person and severally acknowledged before me that they signed, sealed and delivered said instrument as their free and voluntary act as such officers, and as the free and voluntary act and deed of said bank, for the uses and purposes therein set forth; and said David S. Vick upon oath, acknowledged himself to be a Vice President of said bank and that, as such officer, being authorized so to do, she executed said instrument for the purposes therein contained, by signing the name of said bank thereto by himself as such officer; and

               (b) Robert J. Donahue, personally known to me to be the same person described in, and whose name is subscribed to, the foregoing instrument, appeared before me this day in person and acknowledged before me that he executed, signed, sealed and delivered said instrument as his free and voluntary act and deed, for the uses and purposes therein set forth.

               Given under my hand and official seal this 9th day of June, 1995.


                                      /s/Debra Swire
                                         Debra Swire
                                        Notary Public

          (Notarial Seal)




               This instrument was prepared by George S. Brooks II, Esq., One Quality Street, Lexington, Kentucky 40507.


                                          /s/George S. Brooks II
                                             George S. Brooks II